Exhibit 10.1

September20, 2022

Ms. Lynda Chervil

Chief Executive Officer

Internet Sciences Inc.

521 Fifth Avenue, 17th Floor

New York, New York 10175

Dear Lynda:

I hereby resign from the Board of Directors and as Chief Legal Office and Corporate Secretary of Internet Sciences Inc. effective as of September 20, 2022.

I wish you the best in your efforts to obtain financing and in developing a successful company.

Sincerely

William R. Sherman